Veramark Announces Fourth Quarter 2010 and Fiscal Year 2010 Results

Veramark Posts Another Consecutive Quarterly Profit and Best Earnings Report Since 1999

ROCHESTER, NY -- (Marketwire - February 16, 2011) - Veramark Technologies Inc. (OTCBB: VERA), a leading provider of Telecom Expense Management (TEM) solutions, today announced financial results for its fourth quarter ended December 31, 2010. Veramark reported revenues for the quarter ended December 31, 2010 of $3,588,000, an increase of 36 percent from revenues of $2,633,000 for the fourth quarter of 2009. Veramark's net income for the fourth quarter of $208,000, or $0.02 per diluted share, compared with a net loss of $68,000, or $0.01 per share for the same quarter of 2009.

For the twelve months ended December 31, 2010, revenues of $13,165,000 increased 30 percent from revenues of $10,146,000 for the year ended December 31, 2009. Net income for 2010 totaled $611,000, or $0.06 per diluted share, an improvement of $1,751,000 from the net loss of $1,140,000, or $0.12 per share, for the year ended December 31, 2009.

"Over the past three years we have remained focused on our strategy of transforming Veramark into a world-class provider of telecom expense management solutions," said Tony Mazzullo, CEO and President. "It has been gratifying to see the hard work and dedication of the entire Veramark team translate into our first full year of profitability since 2005 and our best earnings since 1999. The internal quality initiatives, investments in software, and the acquisition of Source Loop in June of 2010 helped fuel our success. We strengthened our service delivery capabilities and grew our customer base. Throughout 2010, Veramark delivered revenue growth across our entire suite of products and services, and has continued to build our backlog of recurring revenues, which increased 28 percent from a year ago."

"Veramark received high marks from both customers and employees in 2010," Mr. Mazzullo added. "Customer satisfaction ratings were the highest in years, and Veramark was named one of the 'Best Companies to Work for in New York State' -- an award that reflects employee satisfaction -- for both 2010 and 2011. Delighted customers and happy employees are critical to our continued success."

Mr. Mazzullo will host a teleconference to discuss the 2010 fourth quarter results on Friday, February 18, at 2:00 pm Eastern Time. To access the conference call, dial 800-268-5851.

About Veramark Technologies, Inc.

Veramark is a leading provider of innovative enterprise solutions for telecom expense management and call accounting solutions. Veramark solutions provide visibility into usage and spend and enable best practices for managing complex unified communications networks. Veramark technology and services help enterprises understand, manage, and control their fixed and mobile telecom assets, costs, and related business processes. For more information, visit www.veramark.com.

                        VERAMARK TECHNOLOGIES, INC.
                    CONDENSED STATEMENT OF OPERATIONS
                                (Unaudited)

                           Fourth Quarter Ended
                                December 31

                                                     2010         2009
                                                ------------- ------------
Revenues                                        $   3,587,961 $  2,633,696
                                                ============= ============
Income (Loss) Before Taxes                            208,223      (67,765)
Income Taxes                                                -            -
                                                ------------- ------------
Net Income (Loss)                               $     208,223 $    (67,765)
                                                ============= ============
Net Income (Loss) Per Diluted Share             $        0.02 $      (0.01)
                                                ============= ============
Weighted Average Number of
Shares Outstanding                                 10,193,995    9,916,774
                                                ============= ============

                           Fiscal Year Ended
                              December 31

                                                     2010         2009
                                                ------------- ------------
Revenues                                        $  13,165,209 $ 10,146,280
                                                ============= ============
Income (Loss) Before Taxes                            610,897   (1,140,141)
Income Taxes                                                -            -
                                                ------------- ------------
Net Income (Loss)                               $     610,897 $ (1,140,141)
                                                ============= ============
Net Income (Loss) Per Diluted Share             $        0.06 $      (0.12)
                                                ============= ============
Weighted Average Number of
Shares Outstanding                                 10,057,844    9,871,065
                                                ============= ============

Veramark, VeraSMART, and eCAS are registered trademarks of Veramark Technologies, Inc. All other trademarks are the property of their respective owners.

This report may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. A variety of factors could cause actual results to differ from the anticipated results expressed in such forward-looking statements. These may include but are not necessarily limited to changes in general economic conditions in the United States and overseas, technological changes in the telecommunications or computer industries, the timely and successful launch of planned new products, the timely installation and acceptance by end-user customers, and the impact of competition or changes in the marketing strategies of major distributors.

Media Contact:
Tony Mazzullo
President and CEO
Veramark Technologies, Inc.
(585) 381-6000
tmazzullo@veramark.com